Yukon Community Services

BUSINESS CORPORATIONS ACT
FORM 5

Certificate of Amendment

EPM MINING VENTURES INC.

I hereby certify that the articles of the above-mentioned corporation were amended:

___	under section 16 of the Business Corporations Act to change name of the corporation in accordance with the attached notice.

___	under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

X	under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment.

___	under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

___	under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement.

[seal]

/s/ [unintelligible]
Corporate Access Number: 34569	For Frederik J. Pretorius
Date: 2012-07-27	Registrar of Corporations

BUSINESS CORPORATIONS ACT (YUKON)
(Section 30 or 179)

Form 5-01

ARTICLES OF AMENDMENT

1.	Name of Corporation:	EPM MINING VENTURES INC.

2.	Corporate Access Number:	34569

3.	The Articles of the above named Corporation are amended pursuant to a court order:
	Yes	No X

4.	The Articles of the above named Corporation are amended as follows:

Pursuant to the Business Corporations Act (the “Act”), the Articles of Continuance of the Corporation dated May 20, 2011 and filed on same date, as amended by Articles of Amendment dated January 31, 2012, and filed on February 2, 2012 (collectively, the “Articles”) are amended as follows:

(i)	by amending the authorized share capital set out in Schedule “A” to the Articles by deleting subparagraph 2 xiv of Schedule “A” to the Articles; and

(ii)	by renumbering the references to Arabic numerals within subparagraphs 2 vi, vii, viii and ix and 3.v, vi, vi., viii, xiv, of Schedule “A” to the Articles to the equivalent respective roman numerals.

5.	Date	Signature	Title
	7-20-12	/s/ Lance D’Ambrosio	CEO

FILED
Jul 27 2012
DEPUTY REGISTRAR
OF CORPORATIONS